CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 15, 1999 included in Ramapo Financial Corporation's annual report on Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

                                                  ARTHUR ANDERSEN LLP


Roseland, New Jersey
March 15, 1999